SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On December 16, 2004, Inergy, L.P. (the “Partnership”) entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with Lehman Brothers Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated in connection with the issuance and sale in an underwritten offering (the “Common Unit Offering”) by the Partnership of 4,400,000 common units representing limited partner interests (the “Common Units”). We have also granted the underwriters a 60-day option to purchase up to an additional 660,000 Common Units if the underwriters sell more than 4,400,000 Common Units in the Common Unit Offering and subject to certain other conditions. The Common Units to be sold in the Common Unit Offering and upon any exercise of the underwriters’ option were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-118941). The closing of the Common Unit Offering is expected to occur on December 22, 2004.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

1.1	Underwriting Agreement dated December 16, 2004 by and among the Partnership, the underwriters and the other parties thereto.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

99.1	Press Release issued by the Partnership dated December 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: December 20, 2004	By:	/s/ Laura Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary